As filed with the Securities and Exchange Commission on January 21, 2014

Registration No. 333-175993

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASIAINFO-LINKAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	752506390
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

AsiaInfo-Linkage, Inc.

4th Floor, Zhongdian Information Tower

No. 6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Tel: +8610 8216-6688

(Address of Principal Executive Offices)

ASIAINFO-LINKAGE, INC.

2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Tracy Liu

AsiaInfo-Linkage, Inc.

5201 Great America Parkway, Suite 429

Santa Clara, California 95054

Tel: +1 (408) 970-9788

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

AsiaInfo-Linkage, Inc. (the “Company”) is filing this post-effective amendment to deregister unsold shares of the Company’s common stock that were registered under the Registration Statement on Form S–8 originally filed on August 3, 2011 (Registration No. 333-175993) (the “Registration Statement”) for issuance pursuant to the Company’s 2011 Stock Incentive Plan.

On January 15, 2014, the Company completed its merger (the “Merger”) with Skipper Acquisition Corporation pursuant to an agreement and plan of merger, dated as of May 12, 2013. In connection with the Merger, the Company hereby removes from registration the shares of the Company’s common stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, China on January 21, 2014.

ASIAINFO-LINKAGE, INC.

By:	/s/ Jun (Michael) Wu*
Jun (Michael) Wu
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Ding*	Board Member	January 21, 2014
James Ding

/s/ Steve Zhang*	Board Member, President and Chief	January 21, 2014
Steve Zhang	Executive Officer (principal executive officer)

/s/ Michael Wu*	Vice President and Chief Financial Officer	January 21, 2014
Michael Wu	(principal financial officer and principal accounting officer)

/s/ Edward Tian*	Board Member	January 21, 2014
Edward Tian

/s/ Zhen Ji	Board Member	January 21, 2014
Zhen Ji

* By:	/s/ Shanniang (Deborah) Lv	January 21, 2014
Name:	Shanniang (Deborah) Lv
Title:	Attorney-in-fact